EXHIBIT 99-1

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
             Announces Increase in Fourth Quarter and Annual Results
                Revenues up 13% for the Quarter, 6% for the year
                  EPS up 10% for the Quarter, 145% for the year

         AUSTIN, TEXAS, March 13, 2006 - American Physicians Service Group, Inc. ("APS") (NASDAQ: AMPH) today announced results for the fourth quarter and year-end 2005.

         For the three months ended December 31, 2005, revenues were $11,096,000 versus $9,843,000 in the comparable period a year ago. Net earnings for the quarter were $1,845,000, compared to $1,603,000 in last year's fourth quarter. Diluted earnings per share were $0.64 for the quarter ended December 31, 2005 versus $0.58 in the year-ago period. For the year ended December 31, 2005, APS reported total revenues of $33,973,000 versus $32,021,000 in 2004. Net earnings were $5,460,000 in 2005 compared to $2,152,000 in 2004. Diluted earnings per share were $1.86 versus $0.76 in 2004.

         Ken Shifrin, Chairman of the Board, stated, "In 2005 we maintained our focus on developing our two core businesses and strengthening our balance sheet. Although combined operating income from our two segments was down less than 1% from last year, our financial services segment recorded its second best year ever, and our insurance segment did an admirable job of maintaining parity with 2004 in what was a much more competitive environment."

         Mr. Shifrin continued, "Our investments were dramatically more successful in 2005. We realized net gains in 2005 of approximately $3 million due primarily to the sale of various equity investments versus net losses in 2004 of approximately $2.2 million due primarily to an impairment charge taken on our investment in Financial Industries Corporation. We do not expect to see additional large gains or losses from these equity investments in the foreseeable future."

         Bill Hayes, APS' CFO, added, "We continued to strengthen our balance sheet in 2005. Working capital grew from approximately $10.7 million to approximately $15.9 million, and book value per share grew to $9.95 at December 31, 2005 from $9.23 a year earlier. Even while accomplishing these things we were able to reward shareholders with a 25% dividend increase - from $0.20 per share to $0.25. We also completed our $2 million stock buy-back plan and, in December 2005, announced a second $2 million buy-back. We remain debt free."

         Mr. Shifrin concluded, "Last year at this time, we noted that it was a difficult task to follow a successful year. We think our financial results, together with an increase in our share price from $10.39 at December 31, 2004 to $13.20 at December 31, 2005, indicate that we accomplished that task. In 2006, we will continue to focus on shareholder value through the enhancement of our operations."

         APS is a management and financial services firm with subsidiaries and affiliates which provide: medical malpractice insurance services for doctors; and brokerage and investment services to institutions and high net worth individuals. The Company is headquartered in Austin, Texas, and maintains offices in Dallas and Houston.

         This press release includes forward-looking statements related to the Company that involve risks and uncertainties that could cause actual results to differ materially. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect the Company's future results, please see the Company's recent filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of future performance. Actual results may differ materially from management expectations. Copies of the filings are available upon request from the Company's investor relations department.

                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                             SELECTED FINANCIAL DATA
                      (In thousands, except per share data)

                                                    Three Months Ended                 Year Ended
                                                       December 31,                    December 31,
                                                 ------------------------        ----------------------
                                                    2005           2004            2005           2004
                                                    ----           ----            ----           ----

Revenues                                           $11,096        $9,843         $33,973        $32,021
Expenses                                             8,436         7,206          29,262         26,733
Gain on sale of assets                                   3            --             134             56
                                                   -------        ------         -------        -------
Operating income                                     2,663         2,637           4,845          5,344
Gain (loss) on investments                              45          (193)          2,967         (2,247)
                                                   -------        ------         -------        -------

Earnings from operations
before interest, income taxes,
and minority interest                               2,708          2,444           7,812          3,097

Interest and other income                             211             83             701            373
Income tax expense                                  1,073            924           3,039          1,317
Minority interest                                       1             --              14              1
                                                   ------         ------          ------         ------

Earnings from operations                            1,845          1,603           5,460          2,152
                                                   ------         ------          ------         ------

Net earnings                                      $ 1,845        $ 1,603         $ 5,460        $ 2,152
                                                  =======        =======         =======        =======
Diluted earnings per share:

      Earnings from operations                     $ 0.64         $ 0.58          $ 1.86         $ 0.76

      Net earnings                                 $ 0.64         $ 0.58          $ 1.86         $ 0.76
                                                   ======         ======          ======         ======

Weighted average shares
outstanding (diluted)                               2,896          2,787           2,931          2,838



                     AMERICAN PHYSICIANS SERVICE GROUP, INC.
                       SELECTED FINANCIAL DATA, continued

    (In thousands)                                       December 31,
                                                  ----------------------------
                                                      2005            2004
                                                      ----            ----
ASSETS

Current assets                                      $21,663         $15,769

Notes receivable, less current portion                  326             141
Property and equipment                                  687             619
Investment in available for sale equity and
  fixed income securities-non-current                 8,601          12,337
Goodwill                                              1,247           1,247
Other assets                                            981             330
                                                    -------         -------

         Total Assets                               $33,505         $30,443
                                                    =======         =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities                                   5,783           5,096

Other liabilities                                        --           1,133
                                                     ------          ------

         Total liabilities                            5,783           6,229

Minority interests                                       15               1

Shareholders' Equity:

Common stock                                            278             265
Additional paid-in capital                            8,204           7,919
Retained earnings                                    18,737          13,948
Accumulated other comprehensive income,
net of taxes                                            488           2,081
                                                     ------          ------

         Total shareholders' equity                  27,707          24,213
                                                     ------          ------

Total Liabilities and Shareholders' Equity          $33,505         $30,443
                                                    =======         =======

For further information, visit APS's Website at www.amph.com or contact:

Mr. Kenneth Shifrin, Chairman of the Board (or)
Mr. W. H. Hayes, Sr. Vice President - Finance
American Physicians Service Group, Inc.
1301 Capital of Texas Highway, C-300
Austin, Texas  78746
(512) 328-0888